UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2006

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act  (17 CFR 240.14a-12(b))

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition.

Item 7.01.   Regulation FD Disclosure.

On October 17, 2006, Benchmark Electronics, Inc. (the Company) hosted a conference call in connection with its announcement that it had entered into a definitive merger agreement pursuant to which Pemstar Inc. will become a wholly owned subsidiary of the Company.  During the call, Gayla J. Delly, Chief Financial Officer of the Company, confirmed that the Company expects its revenues and diluted earnings per share for the quarterly period ended September 30, 2006 to meet or exceed analyst consensus.  A webcast of the call is available on the Company’s website—bench.com.

The information in this Form 8-K is being furnished under Item 2.02 and Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: October 17, 2006	By:	/s/ Cary T. Fu
Cary T. Fu
Chief Executive Officer